SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 6, 1999



                           GP Strategies Corporation
             (Exact name of registrant as specified in its charter)



  Delaware                               1-7234                   13-1926739
(State or other                      (Commission              (I.R.S. Employer
 jurisdiction of File Number)       Identification No.)
 incorporation)



9 West 57th Street, New York, NY                                  10019
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:  (212) 826-8500



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On October 6, 1999, the Board of Directors of the Company, based in part on the unanimous recommendation of the Special Negotiating Committee of the Board, approved a merger with VS&A Communications Partners III, L.P., an affiliate of Veronis, Suhler & Associates Inc., in which the holders of outstanding shares of Common Stock and Class B Capital Stock of the Company will receive $13.75 per share (which includes $.01 per share to be paid upon redemption of the associated rights), payable in cash upon consummation of the merger. Certain members of Company management are participating in the transaction with VS&A Communications Partners III, L.P. and have agreed to vote in favor of the merger.

         The Company has executed a definitive merger agreement, which is filed as Exhibit 1 hereto. The merger is subject to a number of conditions, including the approval of the stockholders of the Company, and there can be no assurances that the merger, or any other transaction, will be consummated at the prices contained in the merger agreement or at all.

         On October 6,  1999,  the  Company  issued the press  release  filed as
Exhibit 2 hereto.


Item 7.  Financial Statements and Exhibits.

                  (c)  Exhibits

                  10. Agreement and Plan of Merger, dated as of October 6, 1999, by and among the Company, VS&A Communications Partners III, L.P., a Delaware limited partnership, VS&A-GP, L.L.C., a Delaware limited liability company, and VS&A-GP Acquisition, Inc., a Delaware corporation.

                  99.      Press release dated October 6, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GP Strategies Corporation


Date: October 7, 1999                     By:/s/ Scott N. Greenberg
                                          -------------------------------
                                             Scott N. Greenberg